Exhibit 5.4

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

June 22, 2015

AerCap Global Aviation Trust

AerCap U.S. Global Aviation LLC

4450 Atlantic Avenue

Westpark Business Campus

Shannon, Co. Clare, Ireland

Re:                             AerCap Global Aviation Trust

AerCap U.S. Global Aviation LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel to AerCap Global Aviation Trust, a Delaware statutory trust (the “Trust”), and AerCap U.S. Global Aviation LLC, a Delaware limited liability company (the “Company”), in connection with certain matters of Delaware law set forth below relating to the filing by the Trust, AerCap Ireland Capital Limited, a private limited company incorporated under the laws of Ireland (“AICL” and together with the Trust, the “Issuers”), the Company, AerCap Holdings N.V., a public limited liability company organized under the laws of the Netherlands (the “Parent Guarantor”), AerCap Aviation Solutions B.V., a private company with limited liability organized under the laws of the Netherlands (“AerCap Aviation”), AerCap Ireland Limited, a private limited company incorporated under the laws of Ireland (“AIL”), and International Lease Finance Corporation, a California corporation (“ILFC” and together with the Company, the Parent Guarantor, AerCap Aviation, AIL and ILFC, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3, including the Prospectus of the Issuers and the Guarantors that forms a part thereof (collectively, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of certain debt securities of the Issuers (the “Debt Securities”).

In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us:  the Registration Statement; the Indenture dated as of May 14, 2014 (the “Indenture”) among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which, among other things, the Company guarantees (the “Guarantee”) the obligations of the Issuers under the Debt Securities on a senior unsecured basis; the Trust Agreement of the Trust dated as of February 5, 2014 (the “Trust Agreement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on February 5, 2014 (the

“Certificate of Trust”); the Written Consent of the Regular Trustee of the Trust dated as of May 21, 2015 (the “May 2015 Consent” and together with the Trust Agreement, the Resolutions (as defined below) and the Registration Statement, the “Governing Documents”); the Limited Liability Company Agreement of the Company dated as of February 28, 2014 (the “Company Agreement”); the Certificate of Formation of the Company as filed in the State Office on February 12, 2014, as amended by the Certificate of Amendment to Certificate of Formation of the Company as filed in the State Office on February 17, 2014 (as so amended, the “Certificate of Formation”); the Resolutions of the Board of Directors of the Company adopted on May 21, 2015; the Written Consent of the Regular Trustee of the Trust dated as of September 26, 2014; the Unanimous Written Consent of the Board of Directors of the Company dated as of September 26, 2014; and certificates of good standing of the Trust and the Company obtained from the State Office as of a recent date.  In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) except to the extent addressed by our opinions in paragraphs 1 and 2 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinions in paragraphs 5 and 6 below, the due authorization, adoption, execution and delivery, as applicable, of each of the above-referenced documents (including the due adoption of the Resolutions by the Regular Trustee), and of all documents contemplated by the Governing Documents; (iii) the payment of consideration for beneficial interests in the Trust by all beneficial owners of the Trust as provided in the Trust Agreement and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the Trust Agreement in connection with the admission of beneficial owners to the Trust and the issuance of beneficial interests in the Trust; (iv) the payment of consideration for limited liability company interests in the Company by all members of the Company as provided in the Company Agreement and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the Company Agreement in connection with the admission of members to the Company and the issuance of limited liability company interests in the Company; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Trust Agreement and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Trust Act”); (vi) that the activities of the Company have been and will be conducted in accordance with the terms of the Company Agreement and the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”); (vii) that no event or circumstance has occurred on or prior to the date hereof that would cause a termination or dissolution of the Trust under the Trust Agreement or the Delaware Trust Act, as applicable; (viii) that no event or circumstance has occurred on or prior to the date hereof that would cause a termination or dissolution of the Company under the Company Agreement or the Delaware LLC Act, as applicable; (ix) that the Debt Securities will be authorized and issued in accordance with, and pursuant to, as applicable, the terms, conditions, requirements and procedures set forth in the Governing Documents, the Indenture and the Delaware Trust Act; (x) that in connection with the issuance of any Debt

Securities, the Regular Trustee will duly adopt resolutions authorizing the execution and delivery of such Debt Securities by any officer or agent of the Trust all in accordance with the Trust Agreement (the “Debt Securities Resolutions” and together with the May 2015 Consent, the “Resolutions”); (xi) that, with respect to the Debt Securities, there will be no changes in applicable law or the Governing Documents between the date of this opinion and any date of execution or delivery by the Trust of any Debt Securities; and (xii) that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced.  We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinions expressed herein.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust, the Company or the Debt Securities.  As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above referenced documents and on the accuracy, as of the date hereof, of the factual matters therein contained.  In addition, we note that the Indenture is governed by and construed in accordance with the laws of a jurisdiction other than the State of Delaware and, for purposes of our opinions set forth below, we have assumed that the Indenture will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any legal standards or concepts under any laws other than those of the State of Delaware.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                                      The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.                                      The Company is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.

3.                                      The Trust has requisite statutory trust power and authority under the Trust Agreement and the Delaware Trust Act to (a) execute and deliver the Indenture and perform its obligations thereunder and (b) execute, deliver and issue the Debt Securities and perform its obligations thereunder.

4.                                      The Company has requisite limited liability company power and authority under the Company Agreement and the Delaware LLC Act to execute and deliver the Indenture and perform its obligations thereunder, including without limitation, granting the Guarantee, and performing its obligations thereunder.

5.                                      The Trust has taken all requisite statutory trust action under the laws of the State of Delaware to authorize the execution, delivery and performance of the Indenture by the Trust, and the Indenture has been duly executed by the Trust.

6.                                      The Company has taken all requisite limited liability company action under the laws of the State of Delaware to authorize the execution, delivery and performance of the Indenture, including without limitation the granting of the granting and performance of the Guarantee by the Company, and the Indenture has been duly executed by the Company.

7.                                      The Debt Securities, when executed and delivered in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will have been duly executed and delivered by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “LEGAL MATTERS” in the prospectus forming a part thereof.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Tarik J. Haskins
Tarik J. Haskins